Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Mark Kochvar
April 23, 2012	Chief Financial Officer
724-465-4826

S&T Bancorp, Inc. Announces First Quarter Earnings

Indiana, Pennsylvania – S&T Bancorp, Inc. (NASDAQ: STBA), a full-service financial institution with office locations in 10 Pennsylvania counties, has announced its first quarter 2012 earnings.

Todd D. Brice, president and chief executive officer of S&T Bancorp, Inc., offered the following highlights:

•

Net income available to common shareholders was $3.5 million compared to $9.3 million in the fourth quarter of 2011 and $4.7 million in the first quarter of 2011 with diluted earnings per common share of $0.12 compared to $0.33 in the fourth quarter of 2011 and $0.17 in the first quarter of 2011.

•	The merger with Mainline Bancorp, Inc. was completed in the first quarter of 2012. First quarter 2012 results include $3.9 million or $0.11 per share of one-time merger related expenses.

•	On March 30, 2012 S&T Bancorp, Inc. announced the signing of a definitive merger agreement to acquire Gateway Bank of Pennsylvania.

“In the first quarter of 2012, we made several definitive moves to position ourselves for growth in the marketplace. We are very excited about the seamless closing and conversion of Mainline Bank and the announcement of our pending merger with Gateway Bank,” said Brice. “We have also applied additional resources to lines of business that show potential for growth, such as insurance and wealth management. Our first quarter results demonstrate that those investments are paying off.”

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S&T Earnings Release - 2

S&T Bancorp, Inc. Announces First Quarter Earnings (continued)

Merger Activity

The first quarter of 2012 included one-time merger related expenses of $3.9 million, or $0.11 per share. This is in addition to one-time merger related expenses incurred in 2011 of $0.3 million. Both the holding company merger and the bank merger were completed on March 9, 2012, and the systems conversion occurred over the following weekend. Eight Mainline locations opened on March 12, 2012 as S&T Bank branches, adding approximately $130 million of loans and $205 million of deposits.

On March 30, 2012, S&T Bancorp, Inc. announced plans to merge with Gateway Bank of Pennsylvania. The in-market cash and stock deal is expected to close in the third quarter of 2012, and will expand S&T’s existing footprint in the northern and southern suburbs of Pittsburgh. Gateway has assets of $120 million and has two branches, including the headquarters branch in McMurray as well as a branch in Cranberry Township.

Net Interest Income

Net interest income and net interest margin on a fully taxable equivalent (FTE) basis decreased from the prior quarter and the last year quarter due to a continued shift in asset mix from loans to lower yielding securities and cash combined with lower loan rates on new business. Net interest income for the first quarter of 2012 declined to $34.5 million from $35.2 million in the fourth quarter of 2011 as the net interest margin decreased by 10 bps to 3.69%. Average loans increased by $9.4 million from the fourth quarter of 2011, however, this includes the first quarter impact of the Mainline merger of approximately $33.4 million in average loans. The decrease in average loans not including the Mainline merger is due to a continued high level of loan payoffs despite increases in new activity and an improving loan pipeline.

Asset Quality

Asset quality metrics exhibited some weakness this quarter, especially in the construction portfolio. Net charge-offs for the first quarter of 2012 were up significantly to $10.3 million, compared to $5.0 million in the fourth quarter of 2011 and only $0.4 million in

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S&T Earnings Release - 3

S&T Bancorp, Inc. Announces First Quarter Earnings (continued)

the first quarter of 2011. Over half of the net charge-offs this quarter were related to construction projects that have experienced slowdowns and lower values on updated appraisals. Nonperforming assets increased to $67.9 million or 2.12% of total loans plus OREO compared to $60.1 million or 1.92% in the fourth quarter of 2011. The longer term asset quality trends continue to be positive, as nonperforming assets are down from $88.5 million or 2.67% in the first quarter of 2011. The provision for loan losses increased in the first quarter of 2012 to $9.3 million from $2.3 million in the fourth quarter of 2011, but is down from $10.6 million in the first quarter of 2011. The allowance for loan losses at March 31, 2011 was $47.8 million or 1.49% of total loans including acquired Mainline loans. This is little changed from the $48.8 million or 1.56% at December 31, 2011, but is down from $61.7 million or 1.87% at March 31, 2011.

Noninterest Income and Expense

Noninterest income showed improvement over both the fourth quarter of 2011 and the first quarter of 2011 due in large part to increases in Wealth Management and Insurance, as new producers have been added in both of these lines of business. Mortgage banking activity, which is included in Other Noninterest Income, improved in the second half of 2011 as rates declined, and has remained strong through the first quarter of 2012.

Noninterest expense was elevated in the first quarter of 2012 primarily due to the aforementioned one-time merger related expenses of $3.9 million. Salaries and Benefits includes one-time merger related expenses of $1.7 million and were also higher compared to the fourth quarter of 2011 due to annual merit increases of $0.4 million, higher pension expense of $0.5 million and higher payroll expense of $0.7 million, which is typically higher in the first quarter. Data Processing in the first quarter of 2012 included the buyout of Mainline’s remaining contract and Other Noninterest Expense included marketing and various professional expenses related to the merger. Also included in Other is an increase in the unfunded commitment reserve of $0.3 million compared to a decline of $0.5 million in the fourth quarter of 2011.

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S&T Earnings Release - 4

S&T Bancorp, Inc. Announces First Quarter Earnings (continued)

Financial Condition

The size of the balance sheet increased over the fourth quarter of 2011 to $4.3 billion in total assets from $4.1 billion due to the merger with Mainline, which added $130 million of loans and $205 million of deposits.

S&T’s capital ratios were little changed due to the merger and flat retained earnings from modest net income. All capital ratios remain significantly above the well-capitalized thresholds of federal bank regulatory agencies with a tier 1 leverage capital ratio of 9.20%, tier 1 risk-based capital ratio of 11.62% and total risk-based capital ratio of 15.14%. With the redemption of the $108.7 million of preferred stock from the U.S. Department of Treasury’s Capital Purchase Program in the fourth quarter of 2011, S&T paid no preferred stock dividends in the first quarter of 2012, an after tax improvement of almost $1.6 million this quarter.

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $4.3 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market System under the symbol STBA. For more information, visit www.stbancorp.com.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures

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S&T Earnings Release - 5

S&T Bancorp, Inc. Announces First Quarter Earnings (continued)

should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Earnings Release - 6

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands, except per share data)

	2012	2011	2011
	First	Fourth	First
	Quarter	Quarter	Quarter

Income Statements
Interest Income	$39,140	$40,258	$42,192
Interest Expense	5,819	6,192	7,320

Net Interest Income	33,321	34,066	34,872
Taxable Equivalent Adjustment	1,129	1,101	1,038

Net Interest Income (FTE)	34,450	35,167	35,910

Provision For Loan Losses	9,272	2,336	10,640

Net Interest Income After Provisions (FTE)	25,178	32,831	25,270

Security Gains (Losses), Net	840	—	13

Service Charges and Fees	2,408	2,622	2,404
Wealth Management	2,419	2,021	2,050
Insurance	2,212	1,809	2,132
Other	5,190	5,122	4,427

Total Noninterest Income	12,229	11,574	11,013

Salaries and Employee Benefits	16,472	13,446	13,320
Occupancy and Equipment Expense, Net	3,022	2,831	3,048
Data Processing Expense	3,240	1,925	1,504
FDIC Expense	608	678	1,226
Other	9,441	7,792	8,351

Total Noninterest Expense	32,783	26,672	27,449

Income Before Taxes	5,464	17,733	8,847
Taxable Equivalent Adjustment	1,129	1,101	1,038
Applicable Income Taxes	855	4,376	1,514

Net Income	3,480	12,256	6,295
Preferred Stock Dividends and Discount Amortization	—	2,939	1,555

Net Income Available to Common Shareholders	$3,480	$9,317	$4,740

Per Common Share Data:

Shares Outstanding at End of Period	28,873,043	28,131,249	28,033,757
Average Shares Outstanding - Diluted	28,272,568	28,068,064	27,957,002
Diluted Earnings Per Common Share *	$0.12	$0.33	$0.17
Dividends Declared	$0.15	$0.15	$0.15
Common Book Value	$17.47	$17.44	$16.90
Tangible Common Book Value (1)	$11.32	$11.36	$10.76
Market Value	$21.69	$19.55	$21.57

*	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.

S&T Earnings Release - 7

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012		2011		2011
	First		Fourth		First
	Quarter		Quarter		Quarter

Net Interest Margin (FTE) (Quarterly Averages)
Assets
Loans	$3,135,517	4.74%	$3,126,126	4.83%	$3,324,606	4.92%
Securities/Other	612,791	2.12%	562,541	2.32%	384,796	3.02%

Total Interest-earning Assets	3,748,308	4.31%	3,688,667	4.45%	3,709,402	4.72%
Noninterest-earning Assets	395,577		381,191		378,012

Total Assets	$4,143,885		$4,069,858		$4,087,414

Liabilities and Shareholders’ Equity
Now/Money Market/Savings	$1,401,848	0.18%	$1,338,276	0.14%	$1,295,224	0.18%
Certificates of Deposit	1,132,687	1.46%	1,135,517	1.64%	1,231,162	1.81%
Borrowed Funds < 1 Year	112,944	0.20%	41,261	0.11%	42,582	0.14%
Borrowed Funds > 1 Year	122,214	3.32%	122,660	3.21%	119,736	4.21%

Total Interest-bearing Liabilities	2,769,693	0.84%	2,637,714	0.93%	2,688,704	1.10%

Noninterest-bearing Liabilities
Demand Deposits	809,464		800,188		767,581
Shareholders’ Equity/Other	564,728		631,956		631,129

Total Noninterest-bearing Liabilities	1,374,192		1,432,144		1,398,710

Total Liabilities and Shareholders’ Equity	$4,143,885		$4,069,858		$4,087,414

Net Interest Margin		3.69%		3.79%		3.92%

S&T Earnings Release - 8

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012		2011		2011
	First		Fourth		First
	Quarter		Quarter		Quarter
Balance Sheets (Period-End)
Assets
Cash	$53,838		$61,723		$108,855
Securities/Other	715,636		584,615		352,783
Loans, Net	3,153,616		3,083,768		3,242,658
Other Assets	407,885		389,888		385,758

Total Assets	$4,330,975		$4,119,994		$4,090,054

Liabilities and Shareholders’ Equity
Noninterest-bearing Demand Deposits	$860,108		$818,686		$802,748
Interest-bearing Deposits	2,662,247		2,517,173		2,503,091
Short-term Borrowings	115,638		105,370		38,270
Long-term Debt	122,045		122,493		119,593
Other Liabilities	66,519		65,746		46,237
Shareholders’ Equity	504,418		490,526		580,115

Total Liabilities and Shareholders’ Equity	$4,330,975		$4,119,994		$4,090,054

	2012		2011		2011
	First		Fourth		First
	Quarter		Quarter		Quarter
Loans (Period-End)
Consumer
Home Equity	$441,648		$411,404		$436,357
Residential Mortgage	382,884		358,846		342,904
Installment & Other Consumer	82,223		67,131		70,573
Construction	2,211		2,440		4,322

Total Consumer Loans	908,966		839,821		854,156

Commercial
Commercial Real Estate	1,416,663		1,415,333		1,488,700
Commercial & Industrial	703,112		685,753		713,683
Construction	169,039		188,852		245,477

Total Commercial Loans	2,288,814		2,289,938		2,447,860

Total Portfolio Loans	3,197,780		3,129,759		3,302,016
Loans Held for Sale	3,663		2,850		2,305

Total Loans	$3,201,443		$3,132,609		$3,304,321

		% NPL		% NPL		% NPL
Nonperforming Loans (NPL)
Consumer
Home Equity	$3,490	0.79%	$2,936	0.71%	$1,858	0.43%
Residential Mortgage	8,260	2.16%	7,228	2.01%	5,337	1.56%
Installment & Other Consumer	27	0.03%	4	0.01%	25	0.04%
Construction	181	8.19%	181	7.42%	—	—

Total Consumer Loans	11,958	1.32%	10,349	1.23%	7,220	0.85%

Commercial
Commercial Real Estate	32,816	2.32%	31,648	2.24%	57,189	3.84%
Commercial & Industrial	8,269	1.18%	7,571	1.10%	9,081	1.27%
Construction	11,460	6.78%	6,547	3.47%	7,356	3.00%

Total Commercial Loans	52,545	2.30%	45,766	2.00%	73,626	3.01%

Total Nonperforming Loans	$64,503	2.02%	$56,115	1.79%	$80,846	2.45%

S&T Earnings Release - 9

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012		2011		2011
	First		Fourth		First
	Quarter		Quarter		Quarter
Construction and Commercial Real Estate (CRE) PA vs. Out-of-State
Pennsylvania	$1,305,367		$1,301,211		$1,375,688
Out-of-State	280,335		302,974		358,489

Total Construction and CRE PA vs. Out-of-State	$1,585,702		$1,604,185		$1,734,177

		% NPL		% NPL		% NPL
Construction and CRE - NPL PA vs. Out-of-State
Pennsylvania	$37,623	2.88%	$33,665	2.59%	$43,799	3.18%
Out-of-State	6,653	2.37%	4,530	1.50%	20,746	5.79%

Total Construction and CRE - NPL PA vs. Out-of-State	$44,276	2.79%	$38,195	2.38%	$64,545	3.72%

	2012		2011		2011
	First		Fourth		First
	Quarter		Quarter		Quarter
Construction and CRE by Type
Retail/Strip Malls	$290,023		$288,453		$297,339
Offices	203,483		218,619		226,163
Hotels	194,658		193,833		194,543
Residential Rental Properties	182,941		198,011		237,879
Healthcare/Education	104,104		105,642		108,472
Manufacturing/Industrial/Warehouse	102,095		95,883		117,857
Real Estate Development - Commercial	95,053		102,623		93,301
Flex/Mixed Use	90,130		97,766		113,483
Real Estate Development - Residential	54,660		60,808		81,956
Recreational	41,557		43,152		44,118
Restaurant	29,873		29,921		39,814
Convenience Stores	28,919		29,489		26,377
Miscellaneous	168,206		139,985		152,875

Total Construction and CRE by Type	$1,585,702		$1,604,185		$1,734,177

	2012		2011		2011
	First		Fourth		First
	Quarter		Quarter		Quarter
		% NPL		% NPL		% NPL
Construction and CRE - NPL by Type
Retail/Strip Malls	$3,262	1.12%	$5,285	1.83%	$3,031	1.02%
Offices	3,973	1.95%	3,973	1.82%	2,768	1.22%
Hotels	700	0.36%	700	0.36%	13,585	6.98%
Residential Rental Properties	3,595	1.97%	2,851	1.44%	10,971	4.61%
Healthcare/Education	598	0.57%	311	0.29%	818	0.75%
Manufacturing/Industrial/Warehouse	4,596	4.50%	4,638	4.84%	3,592	3.05%
Real Estate Development - Commercial	2,782	2.93%	771	0.75%	5,968	6.40%
Flex/Mixed Use	62	0.07%	—	—	2,388	2.10%
Real Estate Development - Residential	8,844	16.18%	6,284	10.33%	6,073	7.41%
Recreational	10,402	25.03%	9,365	21.70%	9,334	21.16%
Restaurant	1,863	6.24%	940	3.14%	4,070	10.22%
Convenience Stores	73	0.25%	—	—	—	—
Miscellaneous	3,526	2.10%	3,077	2.20%	1,947	1.27%

Total Construction and CRE - NPL by Type	$44,276	2.79%	$38,195	2.38%	$64,545	3.72%

S&T Earnings Release - 10

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012	2011	2011
	First	Fourth	First
	Quarter	Quarter	Quarter
Commercial Credit Exposure
Pass
Commercial Real Estate	$1,244,497	$1,229,005	$1,250,149
Commercial & Industrial	613,393	600,895	610,750
Construction	122,277	136,270	201,984

Total Pass	$1,980,167	$1,966,170	$2,062,883

Special Mention
Commercial Real Estate	$71,342	$84,400	$98,780
Commercial & Industrial	34,295	33,135	57,460
Construction	14,135	17,106	10,534

Total Special Mention	$119,772	$134,641	$166,774

Substandard
Commercial Real Estate	$100,824	$101,928	$139,771
Commercial & Industrial	55,424	51,723	45,473
Construction	32,627	35,476	32,959

Total Substandard	$188,875	$189,127	$218,203

S&T Earnings Release - 11

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012	2011	2011
	First	Fourth	First
	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming Loans	$64,503	$56,115	$80,846
Assets Acquired through Foreclosure or Repossession	3,371	3,967	7,696
Nonperforming Assets	67,874	60,082	88,542
Troubled Debt Restructurings (Nonaccrual)	22,963	18,184	35,665
Troubled Debt Restructurings (Accruing)	41,189	49,716	8,500
Total Troubled Debt Restructurings	64,152	67,900	44,165
Allowance for Loan Losses	47,827	48,841	61,663
Nonperforming Loans / Loans	2.01%	1.79%	2.45%
Nonperforming Assets / Loans plus OREO	2.12%	1.92%	2.67%
Allowance for Loan Losses / Loans	1.49%	1.56%	1.87%
Allowance for Loan Losses / Nonperforming Loans	74%	87%	76%
Net Loan Charge-offs (Recoveries)	10,286	5,028	364
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans	1.32%	0.64%	0.04%

Profitability Ratios (Annualized)
Common Return on Average Assets	0.34%	0.91%	0.47%
Common Return on Average Tangible Assets (2)	0.35%	0.95%	0.49%
Common Return on Average Equity	2.82%	6.41%	3.31%
Common Return on Average Tangible Common Equity (3)	4.31%	11.29%	6.35%
Efficiency Ratio (FTE) (4)	70.23%	57.06%	58.50%

Capitalization Ratios
Dividends Paid to Net Income	121.26%	45.25%	88.46%
Common Equity / Assets	11.65%	11.91%	11.58%
Tier 1 Leverage Ratio	9.20%	9.17%	11.19%
Risk-Based Capital - Tier 1	11.62%	11.63%	13.54%
Risk-Based Capital - Total	15.14%	15.20%	16.99%
Tangible Common Equity / Tangible Assets (5)	7.87%	8.09%	7.70%

S&T Earnings Release - 12

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

	2012	2011	2011
	First	Fourth	First
	Quarter	Quarter	Quarter
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1) Tangible Common Book Value
Common Book Value (GAAP Basis)	$17.47	$17.44	$16.90
Effect of Excluding Intangible Assets	(6.15)	(6.08)	(6.14)

Tangible Common Book Value	$11.32	$11.36	$10.76

(2) Common Return on Average Tangible Assets
Common Return on Average Assets (GAAP Basis)	0.34%	0.91%	0.47%
Effect of Excluding Intangible Assets	0.01%	0.04%	0.02%

Common Return on Average Tangible Assets	0.35%	0.95%	0.49%

(3) Common Return on Average Tangible Common Equity
Common Return on Average Common Equity (GAAP Basis)	2.82%	6.41%	3.31%
Effect of Excluding Intangible Assets	1.49%	2.17%	1.65%
Effect of Excluding Preferred Stock	0.00%	2.71%	1.39%

Common Return on Average Tangible Common Equity	4.31%	11.29%	6.35%

(4) Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent basis.

(5) Tangible Common Equity / Tangible Assets
Common Equity / Assets (GAAP Basis)	11.65%	11.91%	11.58%
Effect of Excluding Intangible Assets	-3.78%	-3.82%	-3.88%

Tangible Common Equity / Tangible Assets	7.87%	8.09%	7.70%